UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2019 (November 13, 2019)

MURPHY OIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8590	71-0361522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Peach Street P.O. Box 7000 El Dorado, Arkansas	71730-7000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	MUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On November 27, 2019, Murphy Oil Corporation (the “Company”) closed its previously announced offering of $550,000,000 aggregate principal amount of 5.875% Notes due 2027 (the “Notes”). The Notes were offered and sold pursuant to a terms agreement (the “Terms Agreement”) dated November 13, 2019 (incorporating the Underwriting Agreement Standard Provisions dated November 13, 2019) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), under the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-227875), including a prospectus dated October 17, 2018 and a prospectus supplement dated November 13, 2019. The Terms Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions.

The Notes were issued under an indenture dated May 18, 2012 (the “Base Indenture”) between the Company and U.S. Bank National Association, as original trustee (the “Original Trustee”), as supplemented by the fifth supplemental indenture dated November 27, 2019 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) among the Company, the Original Trustee and Wells Fargo Bank, National Association, as series trustee.

The Notes bear interest at the rate of 5.875% per annum. Interest is payable on June 1 and December 1 of each year, beginning June 1, 2020. The Notes will mature on December 1, 2027. The Company may redeem the Notes, in whole or in part, at any time at the applicable redemption prices, as set forth in the Indenture. In addition, the Indenture contains restrictions on the ability of the Company and its subsidiaries to incur liens, enter into sale and leaseback transactions and merge, consolidate or sell or convey all or substantially all of the Company’s assets, as well as restrictions on the ability of the Company’s subsidiaries to incur indebtedness.

Using a portion of the net proceeds from the offering of the Notes, the Company repurchased and cancelled $233,494,000.00 aggregate principal amount of its 4.000% Senior Notes due 2022 and $273,027,000.00 aggregate principal amount of its 3.700% Senior Notes due 2022 (collectively, the “2022 Notes”) in connection with the early settlement of its previously announced cash tender offers to purchase up to $550,000,000 aggregate principal amount of its outstanding 2022 Notes. This Current Report on Form 8-K is neither an offer to purchase nor the solicitation of an offer to sell the Notes or the 2022 Notes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Terms Agreement and the Supplemental Indenture (including the form of the Notes), each of which is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 4.2, respectively, and the Base Indenture, which is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 4.1.

A copy of the opinion of Davis Polk & Wardwell LLP, special New York counsel to the Company, relating to the validity of the Notes, is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

1.1	Terms Agreement dated as of November 13, 2019 between Murphy Oil Corporation and J.P. Morgan Securities LLC, as representative of the several underwriters named therein

4.1

Indenture dated as of May 18, 2012 between Murphy Oil Corporation and U.S. Bank National Association, as original trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 18, 2012)

4.2

Fifth Supplemental Indenture dated as of November 27, 2019 among Murphy Oil Corporation, U.S. Bank National Association, as original trustee, and Wells Fargo Bank, National Association, as series trustee (including the Form of 5.875% Notes due 2027)

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John B. Gardner
John B. Gardner
Vice President & Treasurer

Date: November 27, 2019